EXHIBIT 23B

                       CONSENT OF INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 5, 1996, except for Note 12, as to which the date is July 2, 1996 in the Registration Statement No. 333-09935 (Form SB-2) and related Prospectus of MultiMedia Access Corporation for the registration of 1,800,000 shares of its common stock and 1,800,000 redeemable common stock purchase warrants.

Dallas, TX
October 2, 1996                                   ERNST & YOUNG LLP